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                                                                       Exhibit 1
                             Joint Filing Agreement



         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a Statement on Schedule 13D and any amendments thereto with respect to the Common Stock, par value $.0001 of Consolidated Capital of North America, Inc. and that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement as of February 12, 1997.




                                     ATLANTIS HOLDING CORP.

                                     By:  /s/  Gary Kucher
                                        -----------------------
                                        Gary Kucher
                                        Director




                                     INVESTOR CAPITAL ENTERPRISES INC.


                                     By:  /s/  Gary Kucher
                                        -----------------------
                                        Gary Kucher
                                        President


                                       /s/  Gary Kucher
                                     -----------------------
                                            Gary Kucher